UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 9, 2010

BSD MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-10783	75-1590407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2188 West 2200 South
Salt Lake City, Utah 84119
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 972-5555

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 10, 2010, the BSD Medical Corporation (the “Company”) issued a press release announcing that its Board of Directors (the “Board”) had formed a Corporate Governance and Nominating Committee comprised of the Board’s four independent directors: Timothy McQuay, Steven Stewart, Michael Nobel and Douglas Boyd.  Mr. McQuay was appointed by the Board as the chairman of the Corporate Governance and Nominating Committee.  A copy of the press release is attached as Exhibit 99.1 to this Report.

The Board took these actions to bring the Company into compliance with Nasdaq listing rules that require independent director oversight of director nominations.  On February 9, 2010, the Company received a deficiency notice from the Nasdaq Listing Qualifications staff (“Nasdaq Notice”) advising the Company that it did not comply with Listing Rule 5605(e) which requires independent director oversight of director nominations.  The Nasdaq Notice also states that on February 8, 2010, the Company notified the Nasdaq Listing Qualifications staff that its Board of Directors approved a charter for and established a Corporate Governance and Nominating Committee comprised solely of independent directors of the Company and that the staff has determined that the Company regained compliance with Listing Rule 5605(e).

Item 9.01                 Financial Statements and Exhibits.

(d)           Exhibits.

 99.1           Press Release of BSD Medical Corporation dated February 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSD MEDICAL CORPORATION
Dated: February 10, 2010	By:	/s/ Dennis P. Gauger
	Name:	Dennis P. Gauger
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of BSD Medical Corporation dated February 10, 2010